EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-117885, 333-32161, 333-57573, 333-860191, 333-45736, 333-67480, 333-97541 and 333-10770) of IRIDEX Corporation of our report dated April 1, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PriceWaterhouseCoopers LLP
San Jose, CA
April 1, 2005